Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Time Inc. 2014 Omnibus Incentive Compensation Plan of our report dated March 7, 2014, with respect to the combined financial statements and schedule of Time Inc., included in its registration statement on Form 10 (File No. 001-36218) effective as of May 9, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 11, 2014